EXHIBIT 5
January 21, 2010
Board of Directors of
True North Finance Corporation:
You have requested that we furnish to you our legal opinion with respect to the legality of the notes of True North Finance Corporation (the “Company”) covered by the Form S-1 Registration Statement to which this is an exhibit and which is to be filed with the Securities and Exchange Commission (“SEC”) by the Company on or about the date hereof for the purpose of registering the Company’s debt securities (the “Debt Securities”) under the Securities Act of 1933 (the “Act”). The Debt Securities are to be sold from time to time as set forth in the Registration Statement, any amendment thereto, and the Prospectus contained therein (the “Prospectus”).
The Debt Securities are to be issued pursuant to an Indenture dated November 7, 2005 (the “Indenture”) between the Company and U.S. Bank National Association, as Trustee, which has been filed as an exhibit to the Registration Statement. The Indenture may be supplemented by a supplemental indenture or other appropriate action of the Company. The Debt Securities are to be issued in the form included in the Indenture or a supplemental indenture filed as an exhibit to the Registration Statement.
We are familiar with the corporate action taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Debt Securities. For the purpose of rendering this opinion, we have examined the records, documents, instruments and certificates which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies and the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.
We have also assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act; and (ii) all Debt Securities will be issued and sold in compliance with applicable federal and state securities law and in the manner stated in the Registration Statement and applicable Prospectus Supplement.
Based on the foregoing and subject to the assumptions, qualifications and limitations contained herein, we are of the opinion that the Debt Securities has been duly authorized by appropriate corporation action and when the Debt Securities, in the form included in the Indenture or any supplement indenture filed as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Indenture, as supplemented by a supplemental indenture or other appropriate action of the Company, and sold and paid for as contemplated by the Registration Statement, and amendment thereto, and the Prospectus relating thereto, the Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

Our opinion that any document is legal, valid and binding is qualified as to:
(a)	limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)	rights to indemnification and contribution which may be limited by applicable law or equitable principals; and

(c)	general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law.
This opinion is limited to the Delaware General Corporate Law, the federal laws of the United States of America, and the laws of the State of Minnesota, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws. We express no opinion as to the applicable choice of laws rules that may affect the interpretation or enforcement of the Debt Securities. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.
We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, and in any amendment or supplement thereto. In giving such consent, we do not believe we are “experts” within the meaning of such term used in the Act or the rules and regulations of the Commission issued there under with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours, DC LAW CHARTERED
/s/ Scott R. Carlson